As filed with the Securities and Exchange Commission on May 14, 1997

                   Registration No. 33-59924
_________________________________________________________________________
_________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                  _______________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                     FORM S-8
                              REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933
                                  _______________

                         HERITAGE FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in its charter)

                 Illinois                                 36-3139645
    (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                       Identification No.)

     17500 S. Oak Park Avenue
     Tinley Park, Illinois                         60477

   (Address of Principal Executive Offices)       (Zip Code)
                                 _______________

HERITAGE FINANCIAL SERVICES, INC. 1990 EXECUTIVE EQUITY
INCENTIVE PLAN

HERITAGE FINANCIAL SERVICES, INC. 1987 STOCK OPTION PLAN
(Full title of the plans)

Richard T. Wojcik
Chairman and CEO
Heritage Financial Services, Inc.
17500 S. Oak Park Avenue
Tinley Park, Illinois 60477
(Name and address of agent for service)

(708) 532-8000
(Telephone number, including area code, of agent for service)
                                      _______________

Please direct communications concerning this Registration Statement to:

Joel S. Corwin
Law Offices of Joel S. Corwin
150 South Wacker Drive
Chicago, Illinois 60606
(312) 357-0100
                                        _______________

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8
(No. 33-59924)is being filed (i) to confirm that the Registration Statement registers securities to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, in accordance with Rule 416(a) under the Securities Act of 1933, as amended, and (ii) to reflect increases in the number of shares registered under the 1990 Plan to 664,200 shares and the 1987 Plan to 577,500 shares, in each case due to a 3 for 2 stock split declared May 13, 1997.The number of shares offered is subject to increase (or decrease) in accordance with said Rule 416(a) to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, share exchange or combination or other similar event for the registrant which results in a change in the number of shares issuable pursuant to awards under the plans.

                                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Island, State of Illinois, on the 13th day of May,1997.

                                    HERITAGE FINANCIAL SERVICES, INC.


                                By: /s/Richard T. Wojcik
                                       Richard T. Wojcik,
                                       Chairman of the Board and Chief
                                       Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                    Title                     Date

/s/Richard T. Wojcik                Chairman of the Board     May 13, 1997
   Richard T. Wojcik               (Principal Executive
                                    Officer) and Director

/s/Frederick J. Sampias             President and Director    May 13, 1997
   Frederick J. Sampias

/s/Ronald P. Groebe                 Senior Executive
   Ronald P. Groebe                 Vice President,
                                    Secretary and Director    May 13, 1997

/s/Paul A. Eckroth                  Executive Vice President
   Paul A. Eckroth                  and Treasurer
                                   (Principal Financial and
                                    Accounting Officer)       May 13, 1997


/s/John J. Gallagher                Director                  May 13, 1997
   John J. Gallagher


/s/Lael W. Mathis                   Director                  May 13, 1997
   Lael W. Mathis

/s/Jack Payan                       Director                  May 13, 1997
   Jack Payan


/s/Arthur E. Sieloff                Director                  May 13, 1997
   Arthur E. Sieloff


/s/John L. Sterling                 Director                  May 13, 1997
   John L. Sterling


/s/Chester Stranczek                Director                  May 13, 1997
   Chester Stranczek


/s/Arthur G. Tichenor               Director                  May 13, 1997
   Arthur G. Tichenor


/s/Dominick J. Velo                 Director                  May 13, 1997
   Dominick J. Velo